Variable Annuity Application
                      Glenbrook Life And Annuities Company
        8301 Maryland Avenue o St. Louis, Missouri 63105 o 1-800-242-4402

1. OWNER INFORMATION

 Name __________________________________________________________
              Last              First              Middle

 Address _______________________________________________________
                      Street                         Apt. #

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 City                                   State          Zip

 Social Security/Tax ID# _______________________________________

 Birth Date ______________________________  Sex ________________
               Month      Day       Year

 Phone #s (        ) ______________ (        ) ______________
                         Day                         Night


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 2.  JOINT OWNER INFORMATION, If Applicable

 Name __________________________________________________________
              Last              First              Middle

 Relationship to Owner _________________________________________

 Address _______________________________________________________
                      Street                         Apt. #

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 City                                   State          Zip

 Social Security/Tax ID# _______________________________________

 Birth Date ______________________________  Sex ________________
               Month      Day       Year

 Phone #s (        ) ______________ (        ) ______________
                         Day                         Night

3.   ANNUITANT INFORMATION, If Other Than Owner

 Name __________________________________________________________
              Last              First              Middle

 Address _______________________________________________________
                      Street                         Apt. #

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 City                                   State          Zip

 Social Security No. ___________________________________________

 Birth Date ______________________________  Sex ________________
               Month      Day       Year

 4.  BENEFICIARY DESIGNATION

 Name __________________________________________________________
              Last              First              Middle

 Relationship to Owner _________________________________________

 Name __________________________________________________________
              Last              First              Middle

 Relationship to Owner _________________________________________

                                                                   Total   100%
 5.  AMOUNT AND ALLOCATION OF PAYMENT

 - Check payable to "Scudder Horizon Plan" is enclosed in the amount of $ ______________ (minimum investment $2,500).
 - Payable by exchange of Scudder fund shares. (Complete "Authorization for Exchange" section.)
 - Payable by 1035 Exchange from another policy.
 Type of Annuity:          - Nonqualified                         - IRA Rollover
- IRA Transfer             - Pension/Profit Sharing Trust
- Other ___________________________________
Please allocate the above amount in $ or % (circle one) to the Investment Alternatives specified below:
  Scudder Money Market     ___________      Fixed Account
  Scudder Bond             ___________      1 Year Guarantee Period  _________
  Scudder Balanced         ___________      DCA Account              _________
  Scudder Growth and Income __________     (Please allocate DCA on next page)
  Scudder Capital Growth   ___________
  Scudder International    ___________      Total                         100%
  Scudder Global Discovery ___________

GLMR84
 6.  DOLLAR COST AVERAGING FIXED ACCOUNT (1 YEAR)

  Money will be transferred in equal monthly installments for _________ (1-12) months. Please allocate the DCA Account amount to the Investment Alternative specified below:
 Scudder Money Market      ___________%     Scudder Capital Growth     _______%
 Scudder Bond              ___________%     Scudder International      _______%
 Scudder Balanced          ___________%     Scudder Global Discovery   _______%
                                                          Total            100%
 7. WILL THIS ANNUITY REPLACE ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY CONTRACT?

 No______________________   Yes ______________________________
Company, amount, and type of policy or contract
 Home Office Endorsements Only: (Do not write in this space)

 8.  SIGNATURES

 To the best of my knowledge and belief, all statements made in this application are true and complete.I understand and agree that Charter may correct errors and omissions on the application, noting the changes under "Home Office Endorsements." I will review any such corrections or changes when the contract is issued. My acceptance of the contract shall constitute acceptance of the changes. I also understand that where state insurance regulations require, any amendment as to age at issue, payment amount, or benefits will be made only with my written consent.

 I understand that proof of the annuitant's age must be furnished before annuity payments begin. Evidence satisfactory to Charter that the annuitant is living will be furnished when requested by Charter, but not more than once a year.

 The contact will become effective on the contract date assigned by Charter. In the event that either payment or this application is not acceptable to Charter, I understand Charter's liability will be limited to a return of any payment made.

 I UNDERSTAND THAT THE CASH VALUE AND DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT PERFORMANCE OF THE SUBACCOUNTS.

 I have received a current prospectus for this contract and the subaccounts of the Variable Annuity Account.

 I certify that: (a) I have shown my correct taxpayer identification number; and
(b) I am not subject to backup withholding as a result of a failure to report all interest or dividends.

 Date at _________________________________  this ________________________ day of
__________________, 19 ________.

----------------------------------     ----------------------------------
        Owner's Signature              Joint Owner's Signature (if applicable)

 For Company Use Only
 To your knowledge and belief, will replacement of life insurance or annuities
be involved?           Yes ___ No ___
 The above answer and statement are true and complete to the best of my knowledge and belief.

-----------------------------------     -------------------------------------
     Agent's Name (please print)                Agent's Signature

9.   FRAUD WARNINGS

 The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below.
 For applicants in Arkansas, Kentucky, Ohio, and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

 _____________________________________________     Date _____ / _____ / ____
             Applicant's Signature
 For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

 _____________________________________________     Date _____ / _____ / ____
             Applicant's Signature
 For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

 _____________________________________________     Date _____ / _____ / ____
             Applicant's Signature
 For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

 _____________________________________________     Date _____ / _____ / ____
             Applicant's Signature